UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

SUMMIT EXPLORATION INC.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 2, 2007, we engaged K.R. Margetson Ltd. an incorporated professional, as our principal independent accountant with the approval of our company's board of directors. Accordingly, we dismissed Manning Elliott, Chartered Accountants ("Manning Elliott") as our independent registered public accounting firm.

The reports of Manning Elliott on the financial statements of the Company as of and for the years ended February 28, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended February 28, 2006 and 2007 and through the date of dismissal, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused Manning Elliott to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

The Company has requested that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees or not with the above statements.

Item 8.01 Other Events.

On November 6, 2007 the Company issued a press release announcing that it has engaged K.R. Margetson Ltd. as its principal independent accountant and that the Company has closed its non-brokered equity financing pursuant to its SB-2 registration statement declared effective by the Securities and Exchange Commission on July 11, 2007.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K: 99.1 Press Release dated November 6, 2007: Summit Exploration Inc. announces engagement of new public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT EXPLORATION INC.

Signature	Title	Date

ALAN HART Alan Hart	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	November 6, 2007